ENERGY TRANSFER EQUITY
REPORTS FIRST QUARTER RESULTS

Dallas - May 6, 2015 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended March 31, 2015.
Distributable Cash Flow, as adjusted, for the three months ended March 31, 2015 was $321 million compared to $199 million for the three months ended March 31, 2014, an increase of $122 million. Distributable Cash Flow, as adjusted, per unit was $0.59 for the three months ended March 31, 2015, an increase of 69% compared to the three months ended March 31, 2014. ETE’s net income attributable to partners was $284 million for the three months ended March 31, 2015 compared to $168 million for the three months ended March 31, 2014, an increase of $116 million.
In April 2015, ETE’s Board of Directors approved its tenth consecutive increase in its quarterly distribution to $0.49 per unit on ETE Common Units for the quarter ended March 31, 2015, an increase of 8.9% on an annualized basis compared to the fourth quarter of 2014 and an increase of 37% on an annualized basis compared to the first quarter of 2014. For the quarter ended March 31, 2015, ETE’s distribution coverage ratio was 1.21x.
The Partnership’s recent key accomplishments and other developments include the following:

•
In March 2015, ETE transferred 30.8 million Energy Transfer Partners, L.P. (“ETP”) Common Units, ETE’s 45% interest in the Bakken Pipeline project, and $879 million in cash in exchange for 30.8 million newly issued Class H Units of ETP that, when combined with the 50.2 million previously issued Class H Units, generally entitle ETE to receive 90.05% of the cash distributions and other economic attributes of the general partner interest and incentive distribution rights of Sunoco Logistics Partners L.P. (“SXL”) (the “Bakken Pipeline Transaction”). In connection with this transaction, ETP also issued 100 Class I Units that provide distributions to ETE to offset IDR subsidies previously provided to ETP. The IDR subsidies from ETE to ETP, including the impact from distributions on Class I Units, will be reduced by $55 million in 2015 and $30 million in 2016.

•	In March 2015, ETE issued $850 million of debt under its Senior Secured Term Loan C Agreement to fund the Bakken Pipeline Transaction.

•	In addition, ETP and SXL agreed to transfer 30% of the Bakken Pipeline to SXL.

•
In April 2015, ETP completed its previously announced acquisition of Regency Energy Partners LP (“Regency”) with Regency surviving as a wholly-owned subsidiary of ETP. Each Regency Common Unit and Class F unit was converted into 0.4124 ETP Common Units. The total consideration paid in equity was approximately 172.2 million ETP Common Units to Regency unitholders, including 15.5 million units issued to ETP subsidiaries. The approximately 1.9 million outstanding Regency Series A Preferred Units were converted into new ETP Series A Preferred Units. As a result of the merger, ETE’s 57.2 million Regency Common Units were exchanged into approximately 23.6 million ETP Common Units.

•
Regarding our Lake Charles LNG project, on April 10, 2015, the draft Environmental Impact Statement  for Lake Charles LNG and the expansion of the Trunkline interstate pipeline was issued by the Federal Energy Regulatory Commission (“FERC”). ETE/ETP and BG Group plc (“BG”) were pleased with the findings and recommendations by the FERC. It moves the Lake Charles LNG project one step closer to our goal of achieving a final investment decision (“FID”) in 2016.

On April 7, 2015, BG and Royal Dutch Shell plc (“Shell”) announced a proposed takeover of BG by Shell. We understand that the closing of the BG/Shell merger is expected to occur in early 2016. In the interim, BG and ETE/ETP remain focused on completing the development milestones for the project as the parties move toward FID.

•	As of March 31, 2015, ETE’s $1.5 billion revolving credit facility had $925 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.23x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, May 7, 2015 to discuss its first quarter 2015 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s web site for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, and 90% of the underlying economics of the general partner interest and IDRs of SXL, through ETP Class H Units and the Partnership’s ownership of Lake Charles LNG. Prior to ETP’s acquisition of Regency, the Partnership’s sources of cash flow were also derived from its direct and indirect investments in the limited and general partner of Regency. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 23.6 million ETP common units, and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,000 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 44% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. Sunoco LP also operates more than 150 convenience stores and retail fuel sites. Sunoco LP’s general partner is owned by Energy Transfer Partners, L.P. (NYSE:ETP). For more information, visit the Sunoco LP web site at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:		Media Relations:
Energy Transfer	Energy Transfer	Vicki Granado
Brent Ratliff	Lyndsay Hannah	Granado Communications Group
214-981-0700 (office)	214-840-5477 (office)	214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS

CURRENT ASSETS	$6,789	$6,153

PROPERTY, PLANT AND EQUIPMENT, net	42,342	40,292

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,656	3,659
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	9	10
GOODWILL	7,702	7,865
INTANGIBLE ASSETS, net	5,553	5,582
OTHER NON-CURRENT ASSETS, net	953	908
Total assets	$67,004	$64,469

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,327	$6,782

LONG-TERM DEBT, less current maturities	33,158	29,653
DEFERRED INCOME TAXES	4,139	4,325
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	228	154
OTHER NON-CURRENT LIABILITIES	1,313	1,193

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	33	33
REDEEMABLE NONCONTROLLING INTEREST	15	15

EQUITY:
Total partners’ capital	707	664
Noncontrolling interest	22,084	21,650
Total equity	22,791	22,314
Total liabilities and equity	$67,004	$64,469

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUES	$10,380	$13,080
COSTS AND EXPENSES:
Cost of products sold	8,487	11,442
Operating expenses	628	424
Depreciation, depletion and amortization	493	373
Selling, general and administrative	155	131
Total costs and expenses	9,763	12,370
OPERATING INCOME	617	710
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(371)	(315)
Equity in earnings of unconsolidated affiliates	57	104
Losses on interest rate derivatives	(77)	(2)
Gain on sale of AmeriGas common units	—	70
Other, net	7	2
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	233	569
Income tax expense from continuing operations	12	145
INCOME FROM CONTINUING OPERATIONS	221	424
Income from discontinued operations	—	24
NET INCOME	221	448
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(63)	280
NET INCOME ATTRIBUTABLE TO PARTNERS	284	168
General Partner’s interest in net income	1	—
Class D Unitholder’s interest in net income	1	1
Limited Partners’ interest in net income	$282	$167
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.52	$0.30
Diluted	$0.52	$0.30
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.52	$0.30
Diluted	$0.52	$0.30
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	538.8	557.7
Diluted	539.5	558.4

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars in millions, except per unit amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash distributions from ETP associated with:
Limited partner interest	$24	$29
Class H Units	56	50
General partner interest	8	5
Incentive distribution rights	300	168
IDR relinquishments, net of distributions on Class I Units (2)	(27)	(57)
Total cash distributions from ETP	361	195
Cash distributions from Regency associated with (3):
Limited partner interest	—	13
General partner interest	—	1
Incentive distribution rights	—	7
IDR relinquishment	—	(1)
Total cash distributions from Regency	—	20
Total cash distributions and dividends from ETP and Regency	361	215

Distributable cash flow attributable to Lake Charles LNG:
Revenues	54	54
Operating expenses	(4)	(4)
Selling, general and administrative expenses	(1)	(2)
Distributable cash flow attributable to Lake Charles LNG	49	48

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(2)	(2)
Management fee to ETP (4)	(24)	(24)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(58)	(39)
Distributable Cash Flow	326	198
Transaction-related expenses	1	1
Bakken Pipeline Transaction — pro forma interest expense (5)	(6)	—
Distributable Cash Flow, as adjusted	$321	$199

Distributable Cash Flow, as adjusted, per Unit	$0.59	$0.35

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$264	$195
Distributions to be paid to general partner	1	—
Distributions to be paid to Class D unitholder	1	1
Total cash distributions to be paid to the partners of ETE	$266	$196

Distribution coverage ratio (6)	1.21x	1.02x

_________________

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)	The Class I Units provide distributions to ETE for the purpose of offsetting a portion of the IDR subsidies previously provided to ETP.

(3)
ETP’s acquisition of Regency closed on April 30, 2015; therefore, no distributions in relation to the quarter ending March 31, 2015 will be paid by Regency. Instead, distributions from ETP include distributions on the limited partner interests received by ETE as consideration in ETP’s acquisition of Regency.

(4)	In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively.

(5)	Pro forma interest expense adjustment for $879 million cash payment to ETP related to the Bakken Pipeline Transaction to adjust for the effective date of the transaction of January 1, 2015.

(6)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income attributable to partners	$284	$168
Equity in earnings related to investments in ETP and Regency	(328)	(201)
Total cash distributions from ETP and Regency	361	215
Amortization included in interest expense (excluding ETP and Regency)	2	2
Other non-cash (excluding ETP and Regency)	7	14
Distributable Cash Flow	326	198
Transaction-related expenses	1	1
Bakken Pipeline Transaction — pro forma interest expense	(6)	—
Distributable Cash Flow, as adjusted	$321	$199

Weighted average units outstanding (common, Class D and General Partner)	541.7	560.6

Distributable Cash Flow, as adjusted, per Unit	$0.59	$0.35
Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP (including the ETP Class H units which track the general partner and IDRs in SXL) and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership beginning January 1, 2014. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.
Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS	$22	$17
PLANT, PROPERTY AND EQUIPMENT	5	—
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	6,304	5,390
INTANGIBLE ASSETS, net	9	10
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	55	46
Total assets	$6,404	$5,472
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES	$92	$72
LONG-TERM DEBT, less current maturities	5,507	4,680
NOTE PAYABLE TO AFFILIATE	95	54
OTHER NON-CURRENT LIABILITIES	3	2
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	(1)	(1)
Limited Partners:
Common Unitholders	695	648
Class D Units	18	22
Accumulated other comprehensive loss	(5)	(5)
Total partners’ capital	707	664
Total liabilities and partners’ capital	$6,404	$5,472

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(28)	$(31)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(61)	(40)
Equity in earnings of unconsolidated affiliates	373	239
Other, net	1	—
INCOME BEFORE INCOME TAXES	285	168
Income tax expense	1	—
NET INCOME	284	168
GENERAL PARTNER’S INTEREST IN NET INCOME	1	—
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$282	$167